EXHIBIT 10.1

Zion Oil & Gas Inc.

2011 EQUITY INCENTIVE PLAN

FORM OF INCENTIVE STOCK OPTION AWARD AGREEMENT

made and entered into on the ____ day of ______, 2011

By and between

Zion Oil & Gas Inc.
6510 Abrams Rd., Suite 300
Dallas, TX. 75231
 (hereinafter: the “Company”)

and

__________   (hereinafter: the “Grantee”)

WHEREAS:	The Grantee is an Eligible Employee as defined in the Plan; and

WHEREAS:
The Company desires to grant the Grantee options to purchase Shares in the Company, and the Grantee is interested in receiving the aforesaid options, all in accordance with and subject to the Company’s 2011 Equity Incentive Plan (the “Plan”) and the provisions of this award agreement (the “Award Agreement”), and their intention is that the provisions of Section 422 of the United States Internal Revenue Code of 1986, as amended (“Section 422”) shall apply to the options granted; and

WHEREAS:	The Grantee has read Section 422 and the Plan and wishes to be bound by them and desires that they apply to the options which shall be granted to him/her hereunder.

NOW THEREFORE IT IS AGREED AS FOLLOWS:

1.	Preamble and definitions

1.1	The Preamble to this Award Agreement constitutes an integral part hereof.

1.2	Unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan.

2.	Application of the Provisions of the Plan

2.1
The Grantee hereby declares that he/she has carefully read the Plan and that he acknowledges and agrees to all of the provisions, conditions, limitations, authorizations, declarations and commitments included therein.

2.2
The Grantee declares and agrees that this Award Agreement and the Plan prevail over any previous agreement, arrangement and/or understanding, whether written or oral between the Grantee and the Company and/or any Subsidiary of the Company, or the officers and/or directors and/or the shareholders thereof with respect to the matters herein included, and with respect to options to purchase shares in the Company which have not yet been actually issued or granted (with the exception of options that are planned to be granted under another approved stock option plan which was adopted by the Company), and that any agreement, arrangement and/or understanding as aforesaid, are null and void and of no further force or effect.

2.3
All of the provisions, conditions, limitations and declarations included and specified in the Plan, as the same shall be amended from time to time, are hereby incorporated herein by reference and constitute an integral part of this Award Agreement and of the Grantee’s commitments hereunder. Except and to the extent otherwise expressly provided herein, nothing in this Award Agreement or in the provisions hereof shall derogate from anything contained in the Plan.

2.4
The Grantee declares, covenants and agrees that the provisions of Section 422, as the same shall be amended from time to time, are fully binding on the Grantee and shall prevail in case of contradiction, over any other provision in the Award Agreement or in the Plan.

2.5	A copy of the Plan is attached hereto and constitutes an integral part hereof.

3.	Grant of Awards

3.1
The Company hereby grants the Grantee _______  Incentive Stock Options, each Option to have the right to purchase one (1) Share of common stock, par value USD 0.01 (hereinafter – the “Awards” and the “Award Shares”, respectively), all subject to the conditions of the Plan, at an Exercise Price of USD $____ (the "Exercise Price").

3.2	The Awards will be issued in the Grantee’s name and are intended to qualify as "Incentive Stock Awards" under Section 422.

3.3	The Grantee is aware that the Company intends to issue additional Shares in the future to various entities and individuals, as the Company in its sole discretion shall determine.

4.	Transfer of Awards

The transfer of these Awards is limited as set forth in the Plan.

5.	Exercise Price & Period.

Each Award may be exercised in consideration of the payment in cash (or by any other mean as specified in the Plan) of the Exercise Price indicated above at anytime up to and including ____________.

6.	Vesting of Awards

The Award shall vest in _______________.

7.	Method of exercise

7.1
Subject to the provisions of para. 8 below, the Awards, or any part thereof, shall be exercised by the Grantee by signing and returning to the Company, at its principal office, a notice of exercise in such form as may be prescribed by the Company from time to time (the “Notice of Exercise”), together with full payment of the Exercise Price.

7.2
In order to issue Award Shares upon the exercise of any of the Awards, the Grantee hereby agrees to sign any and all documents required by the Company’s management and/or any law and/or the Company's Articles of Association.

7.3
After a Notice of Exercise has been delivered to the Company, it may not be rescinded or revised by the Grantee. Subsequent to the Company's receipt of a Notice of Exercise, together with the Payment of the Exercise Price   and certification that the taxes referred to in Section 10, below, have been or will be paid by the Grantee, the Award Shares issuable upon the exercise of the Awards shall be issued to the Grantee.

8.	Taxes

8.1
Any and all taxes, fees and other liabilities (as may apply from time to time) in connection with the grant and/or exercise of the Awards and the sale of Award Shares issued upon the exercise of the Awards, will be borne by the Grantee and he will be solely liable for all such taxes, fees and other liabilities. Furthermore, the Grantee shall agree to indemnify the Company and hold it harmless against and from any and all liability for any such tax or interest or penalty thereon.

8.2
The Grantee acknowledges that the receipt of the Awards and the acquisition of the Award Shares to be issued upon the exercise of the Awards may result in tax consequences. The description set forth in the Plan relating to the payment of tax does not purport to be a full and complete description of the Grantee’s tax obligations under the law.

8.3
In the event that the Company determines that it is required to withhold any tax as a result of the exercise of these Awards, the Grantee, as a condition to the exercise of these Awards, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. The Grantee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Award Shares purchased by exercising these Awards.

9.	Miscellaneous Provisions

9.1
Each party to this Award Agreement agrees to perform any and all further acts and to execute and deliver any documents that may reasonably be necessary to carry out the provisions of this Award Agreement.

9.2
The Grantee agrees and acknowledges that the terms and conditions of this Award Agreement, including without limitation the number of Award Shares for which Awards have been granted, are confidential. The Grantee agrees that he will not disclose these terms and conditions to any third party, except to the Grantee’s financial or legal advisors, or family members, unless such disclosure is required by law.

9.3
Any notice or other communication under this Award Agreement must be in writing and shall be effective upon delivery by hand, or three (3) business days after deposit in the mail, postage prepaid, certified or registered, and addressed to the Company or to the Grantee at the corresponding address as written in the preamble to this Award Agreement; provided, however, that any Notice of Exercise or payment to the Company under section 7 of this Award Agreement shall be effective only upon actual receipt by the Company at the address above. Each party shall be obligated to notify the other in writing of any change in that party's address. Notice of change of address shall be effective only when done in accordance with this Subsection.

9.4	The Company may, but shall not be obligated to register or qualify the sale of Award Shares under any other Applicable Law.

9.5	The Company shall not be obligated to take any affirmative action in order to cause the sale of Award Shares under this Award Agreement to comply with any law.

IN WITNESS WHEREOF the parties have signed and delivered this Award Agreement as of the date first hereinabove set forth.

Zion Oil & Gas, Inc.

Grantee